Exhibit 99.1

Alkermes Contacts:
For Investors: Rebecca Peterson, +1 781 609 6378
For Media: Jennifer Snyder, +1 781 609 6166

ALKERMES PLC REPORTS FINANCIAL RESULTS FOR FISCAL YEAR 2013 AND PROVIDES FINANCIAL EXPECTATIONS

— Fiscal Year 2013 Revenues Grew 48% Year-Over-Year to $575.5 Million —

— Fiscal Year 2013 Non-GAAP EPS Grew to $1.31 From $0.34 in the Prior Year —

— Announces Change in Fiscal Year-End From March 31 to Dec. 31 —

DUBLIN, Ireland, May 23, 2013 — Alkermes plc (NASDAQ: ALKS) today reported financial results for its fourth quarter and fiscal year ended March 31, 2013. The company also announced that it has changed its fiscal year-end from March 31 to Dec. 31, and provided financial expectations for the nine-month period ending Dec. 31, 2013.

“This was a remarkable year characterized by robust revenue growth, focused investment and significant cash flows. Our portfolio of five key commercial products is growing and generating significant revenues that provide the financial foundation of the company. For the remainder of calendar 2013, we expect our portfolio of five key products to grow approximately 25% year-over-year,” commented James Frates, Chief Financial Officer of Alkermes. “We are committed to managing our business to create value by generating significant cash flows while fueling future growth by investing in our valuable late-stage pipeline.”

Highlights for Quarter Ended March 31, 2013

•                  Total revenues for the quarter were $163.4 million and included $30.0 million of intellectual property license revenue unrelated to key development programs. This compared to total revenues of $130.5 million for the same period in the prior fiscal year.

•                  Revenues from the company’s five key commercial products for the quarter grew 26% to $89.5 million from $71.2 million for the same period in the prior fiscal year.

•                  Non-GAAP net income increased to $56.3 million, or a non-GAAP diluted earnings per share (EPS) of $0.40, for the quarter. This compared to non-GAAP net income of $16.5 million, or a non-GAAP diluted EPS of $0.12, for the same period in the prior fiscal year.

•                  GAAP net income increased to $3.0 million, or a basic and diluted GAAP EPS of $0.02, for the quarter. This compared to a GAAP net loss of $63.4 million, or a basic and diluted GAAP net loss per share of $0.49, for the same period in the prior fiscal year.

•                  Free cash flow increased to $48.0 million for the quarter compared to $8.4 million for the same period in the prior fiscal year.

Highlights for Fiscal Year Ended March 31, 2013

•                  Total revenues increased 48% to $575.5 million, reflecting the first full fiscal year following the completion of the merger of Alkermes, Inc. with Elan Drug Technologies (EDT) on Sept. 16, 2011. Fiscal 2013 total revenues included $50.0 million of intellectual property license revenue unrelated to key development programs. This compared to total revenues of $390.0 million for the prior fiscal year.

•                  Non-GAAP net income increased to $179.5 million, or a non-GAAP diluted EPS of $1.31, for fiscal 2013. This compared to non-GAAP net income of $40.0 million, or a non-GAAP diluted EPS of $0.34, for the prior fiscal year.

•                  GAAP net income increased to $25.0 million, or a basic GAAP EPS of $0.19 and a diluted GAAP EPS of $0.18, for fiscal 2013. This compared to a GAAP net loss of $113.7 million, or a basic and diluted GAAP net loss per share of $0.99, for the prior fiscal year.

•                  Free cash flow increased to $157.3 million for fiscal 2013 compared to $23.0 million for the prior fiscal year.

“Our financial results reported today reflect the financial transformation of Alkermes. Our business is now evolving to the next stage as our pipeline of highly differentiated candidates advances and demonstrates its blockbuster potential,” commented Richard Pops, Chief Executive Officer of Alkermes. “Our recent pipeline progress validates Alkermes’ strategy to identify and develop new medicines that address critical unmet needs for patients suffering from major chronic CNS diseases. This year marks a significant inflection point for Alkermes as our clinical candidates advance across all stages of the pipeline.”

Financial Results for Fiscal Year Ended March 31, 2013

Revenues

•                  Manufacturing and royalty revenues from the company’s long-acting atypical antipsychotic franchise, RISPERDAL® CONSTA® and INVEGA® SUSTENNA®/XEPLION®, were $197.0 million, compared to $186.3 million for fiscal 2012.

•                  Manufacturing and royalty revenues from AMPYRA®/FAMPYRA®(1) were $65.0 million, compared to $24.6 million for fiscal 2012.

•                  Net sales of VIVITROL® were $58.1 million, compared to $41.2 million for fiscal 2012, representing an increase of approximately 41% year-over-year.

•                  Royalty revenue from BYDUREON® was $16.4 million, compared to $1.5 million for fiscal 2012.

•                  Additionally, fiscal 2013 results included RITALIN LA®/FOCALIN XR® revenues of $40.3 million, TRICOR® 145 revenues of $37.5 million and VERELAN® revenues of $23.8 million. This compared to RITALIN LA/FOCALIN XR revenues of $23.1 million, TRICOR 145 revenues of $27.8 million and VERELAN revenues of $14.2 million for fiscal 2012.

•                  Manufacturing and royalty revenues in fiscal 2013 also included $50.0 million of intellectual property license revenue unrelated to key development programs.

Costs and Expenses

•                  Operating expenses for fiscal 2013 were $493.7 million, which included $12.3 million in one-time restructuring charges related to the Athlone, Ireland manufacturing facility. This compared to operating expenses of $478.3 million for fiscal 2012.

•                  Net interest expense for fiscal 2013 was $48.2 million, including one-time charges of $19.7 million related to the refinancing and repricing of term loans secured to fund the acquisition of EDT. This compared to net interest expense of $26.6 million for fiscal 2012.

Balance Sheet

At March 31, 2013, Alkermes recorded cash and total investments of $304.2 million, reflecting an increase of $64.9 million from $239.3 million at Dec. 31, 2012. During the year ended March 31, 2013, Alkermes reduced its overall debt outstanding by $75 million to $375 million, and reduced the blended interest rate from approximately 7.6% to approximately 3.4%.

Financial Expectations for Nine Months Ending December 31, 2013

Alkermes has changed its fiscal year-end from March 31 to Dec. 31. The following outlines Alkermes’ financial expectations for the nine-month period ending Dec. 31, 2013. The following statements are forward-looking, and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this press release for risks that could cause results to differ materially from these forward-looking statements.

•                  Revenues: Alkermes expects total revenues to range from $395 million to $425 million, for the nine months ending Dec. 31, 2013. Included in this total revenue expectation, Alkermes expects VIVITROL net sales to range from $50 million to $60 million.

•                  Cost of Goods Manufactured: The company expects cost of goods manufactured to range from $130 million to $140 million.

•                  Research and Development (R&D) Expenses: The company expects R&D expenses to range from $125 million to $135 million.

•                  Selling, General and Administrative (SG&A) Expenses: The company expects SG&A expenses to range from $95 million to $105 million.

•                  Amortization of Intangible Assets: The company expects amortization of intangibles to be approximately $40 million.

•                  Net Interest Expense: The company expects net interest expense to be approximately $10 million.

•                  Net Income Tax Expense: The company expects net income tax expense to range from $5 million to $10 million.

•                  GAAP Net Loss: The company expects a GAAP net loss in the range of breakeven to a loss of $25 million, or a basic and diluted EPS of $0 to a basic and diluted loss per share of approximately $0.19, based on a weighted average basic and diluted share count of approximately 135 million shares outstanding.

•                  Non-GAAP Net Income: The company expects non-GAAP net income to range from $85 million to $105 million, and non-GAAP diluted EPS to range from $0.61 to $0.75, based on a weighted average diluted share count of approximately 140 million shares outstanding.

•                  Capital Expenditures: The company expects capital expenditures to be approximately $20 million.

•                  Free Cash Flow: The company expects free cash flow to range from $65 million to $85 million.

Following the change in the company’s financial year-end, the company expects total pro forma revenues for the calendar year ending Dec. 31, 2013, to range from $558 million to $588 million. This compares to total pro forma total revenues of $542.6 million for the calendar year ended Dec. 31, 2012. The company also expects pro forma non-GAAP net income for the calendar year ending Dec. 31, 2013, to range from $141 million to $161 million. This compares to pro forma non-GAAP net income of $139.7 million for the calendar year ended Dec. 31, 2012. A workbook with historical pro forma results by calendar year and nine-month period ending Dec. 31 is available in the Investors section of the company’s website at www.alkermes.com.

Conference Call

Alkermes will host a conference call at 8:00 a.m. EDT (1:00 p.m. BST) on Thursday, May 23, 2013, to discuss these financial results and provide an update on the company. The conference call may be accessed by dialing +1 888 424 8151 for U.S. callers and +1 847 585 4422 for international callers. The conference call ID number is 6037988. In addition, a replay of the conference call will be available from 10:30 a.m. EDT (3:30 p.m. BST) on Thursday, May 23, 2013, through 5:00 p.m. EDT (10:00 p.m. BST) on Thursday, May 30, 2013, and may be accessed by visiting Alkermes’ website or by dialing +1 888 843 7419 for U.S. callers and +1 630 652 3042 for international callers. The replay access code is 6037988.

About Alkermes plc

Alkermes plc is a fully integrated, global biopharmaceutical company that applies its scientific expertise and proprietary technologies to develop innovative medicines that improve patient outcomes. The company has a diversified portfolio of more than 20 commercial drug products and a substantial clinical pipeline of product candidates that address central nervous system (CNS) disorders such as addiction, schizophrenia and depression. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and manufacturing facilities in Gainesville, Georgia and Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including non-GAAP net income, non-GAAP diluted earnings per share and free cash flow. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

•                              Non-GAAP net income adjusts for one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; non-cash tax expense; deferred revenue; and certain other one-time or non-cash items.

•                              Free cash flow represents non-GAAP net income less capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, better indicate underlying trends in ongoing operations and cash flows. However, non-GAAP net income, non-GAAP diluted earnings per share and free cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements concerning future financial and operating performance, business plans or prospects; the likelihood of continued revenue growth from the company’s commercial products; the therapeutic and commercial value of the company’s products; and our expectations concerning the timing and results of our clinical development activities. These statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.

These risks and uncertainties include, among others: whether clinical development activities will be completed on time or at all and whether the results of such activities will be predictive of real-world results or of results in subsequent clinical trials; whether the company, and its partners, are able to continue to successfully commercialize its products; whether there will be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to governmental payors; the possibility of adverse decisions by the U.S. Food and Drug Administration (FDA) or regulatory authorities outside the U.S. regarding the company’s products; the possibility that the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse;  and those risks described in the company’s most recent Annual Report on Form 10-K, and in other filings made by the company with the Securities and Exchange Commission (“SEC”) and which are available at the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The information contained in this press release is provided by the company as of the date hereof and, except as required by law, the company disclaims any intention or responsibility for updating any forward-looking information contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; RISPERDAL® CONSTA® and INVEGA® SUSTENNA® are registered trademarks of Janssen Pharmaceuticals, Inc.; XEPLION® is a registered trademark of Johnson & Johnson Corporation; AMPYRA® and FAMPYRA® are registered trademarks of Acorda Therapeutics, Inc.; BYDUREON® is a registered trademark of Amylin Pharmaceuticals, LLC; TRICOR® is a registered trademark of Fournier Industrie et Sante Corporation; and RITALIN LA® and FOCALIN XR® are registered trademarks of Novartis AG Corporation; and VERELAN® is a registered trademark of Alkermes Pharma Ireland Limited.

(1)AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg is developed and marketed in the U.S. by Acorda Therapeutics, Inc. and outside the U.S. by Biogen Idec, under a licensing agreement with Acorda Therapeutics, as FAMPYRA® (prolonged-release fampridine tablets).

 (tables follow)

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

	Year	Year
	Ended	Ended
Condensed Consolidated Statements of Operations - GAAP	March 31,	March 31,
(In thousands, except per share data)	2013	2012
Revenues:
Manufacturing and royalty revenues	$510,900	$326,444
Product sales, net	58,107	41,184
Research and development revenues	6,541	22,349
Total Revenues	575,548	389,977
Expenses:
Cost of goods manufactured and sold	170,466	127,578
Research and development	140,013	141,893
Selling, general and administrative	125,758	137,632
Amortization of acquired intangible assets	41,852	25,355
Restructuring	12,300	—
Impairment of long-lived assets	3,346	45,800
Total Expenses	493,735	478,258
Operating Income (Loss)	81,813	(88,281)
Other Expense, net:
Interest income	841	1,516
Interest expense	(48,994)	(28,111)
Other income (expense), net	1,781	484
Total Other Expense, net	(46,372)	(26,111)
Income (Loss) Before Income Taxes	35,441	(114,392)
Income Tax Provision (Benefit)	10,458	(714)
Net Income (Loss) — GAAP	$24,983	$(113,678)

Earnings (Loss) Per Share:
GAAP earnings (loss) per share — basic	$0.19	$(0.99)
GAAP earnings (loss) per share — diluted	$0.18	$(0.99)
Non-GAAP earnings per share — basic	$1.36	$0.35
Non-GAAP earnings per share — diluted	$1.31	$0.34

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP	131,713	114,702
Diluted — GAAP	137,100	114,702
Basic — Non-GAAP	131,713	114,702
Diluted — Non-GAAP	137,100	119,069

An itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP net income is as follows:
Net Income (Loss) — GAAP	$24,983	$(113,678)
Adjustments:
Non-cash net interest expense	4,416	6,453
Non-cash taxes	6,825	(10,782)
Depreciation expense	31,899	22,529
Amortization expense	41,852	25,355
Share-based compensation expense	34,716	28,826
Deferred revenue	474	4,784
Loss on debt refinancing and repricing	19,670	—
Restructuring	12,300	—
Impairment of long-lived assets	3,346	45,800
Change in method of revenue recognition for VIVITROL product sales	(1,013)	—
Merger-related costs	—	29,073
Severance costs	—	1,624
Non-GAAP Net Income	$179,468	$39,984

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Operations - GAAP	March 31,	March 31,
(In thousands, except per share data)	2013	2012
Revenues:
Manufacturing and royalty revenues	$146,919	$110,685
Product sales, net	14,626	11,014
Research and development revenues	1,877	8,774
Total Revenues	163,422	130,473
Expenses:
Cost of goods manufactured and sold	47,991	51,077
Research and development	35,800	45,190
Selling, general and administrative	34,679	34,432
Amortization of acquired intangible assets	10,322	11,642
Restructuring	12,300	—
Impairment of long-lived assets	3,346	45,800
Total Expenses	144,438	188,141
Operating Income (Loss)	18,984	(57,668)
Other Expense, net:
Interest income	171	281
Interest expense	(11,473)	(10,092)
Other income (expense), net	184	(286)
Total Other Expense, net	(11,118)	(10,097)
Income (Loss) Before Income Taxes	7,866	(67,765)
Income Tax Provision (Benefit)	4,867	(4,408)
Net Income (Loss) — GAAP	$2,999	$(63,357)

Earnings (Loss) Per Share:
GAAP earnings (loss) per share — basic	$0.02	$(0.49)
GAAP earnings (loss) per share — diluted	$0.02	$(0.49)
Non-GAAP earnings per share — basic	$0.42	$0.13
Non-GAAP earnings per share — diluted	$0.40	$0.12

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP	133,272	129,986
Diluted — GAAP	139,677	129,986
Basic — Non-GAAP	133,272	129,986
Diluted — Non-GAAP	139,677	135,143

An itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP net income is as follows:
Net Income (Loss) — GAAP	$2,999	$(63,357)
Adjustments:
Non-cash net interest expense	300	1,916
Non-cash taxes	4,443	(4,406)
Depreciation expense	7,999	8,991
Amortization expense	10,322	11,642
Share-based compensation expense	7,881	7,083
Deferred revenue	(878)	4,843
Loss on debt repricing	7,541	—
Restructuring	12,300	—
Impairment of long-lived assets	3,346	45,800
Merger-related costs	—	2,355
Severance costs	—	1,624
Non-GAAP Net Income	$56,253	$16,491

Alkermes plc and Subsidiaries

Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	March 31,	March 31,
(In thousands)	2013	2012
Cash, cash equivalents and total investments	$304,179	$246,138
Receivables	124,620	96,381
Inventory	43,483	39,759
Prepaid expenses and other current assets	19,133	12,566
Property, plant and equipment, net	288,435	302,995
Intangible assets, net and goodwill	668,733	710,585
Other assets	21,708	26,793
Total Assets	$1,470,291	$1,435,217
Long-term debt — current portion	$6,750	$3,100
Other current liabilities	79,180	86,064
Long-term debt	362,258	441,360
Deferred revenue — long-term	8,866	7,578
Other long-term liabilities	60,863	43,263
Total shareholders’ equity	952,374	853,852
Total Liabilities and Shareholders’ Equity	$1,470,291	$1,435,217

Common shares outstanding (in thousands)	133,752	130,177

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc’s Annual Report on Form 10-K for the year ended March 31, 2013, which the company intends to file in May 2013.

	Three Months Ended				Year Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2012	2012	2012	2013	2013
	(In thousands, except per share data)
Revenues:
Manufacturing and royalty revenues	$138,380	$107,327	$118,274	$146,919	$510,900
Product sales, net	12,372	15,192	15,917	14,626	58,107
Research and development revenue	1,487	1,459	1,718	1,877	6,541
Total revenues	152,239	123,978	135,909	163,422	575,548
Expenses:
Cost of goods manufactured and sold	42,070	41,491	38,914	47,991	170,466
Research and development	37,806	35,088	31,319	35,800	140,013
Selling, general and administrative	29,784	31,428	29,867	34,679	125,758
Amortization of acquired intangible assets	10,434	10,547	10,549	10,322	41,852
Restructuring	—	—	—	12,300	12,300
Impairment of long-lived assets	—	—	—	3,346	3,346
Total expenses	120,094	118,554	110,649	144,438	493,735
Operating Income	32,145	5,424	25,260	18,984	81,813
Other Expense, Net	(8,948)	(21,709)	(4,597)	(11,118)	(46,372)
Income (Loss) Before Income Taxes	23,197	(16,285)	20,663	7,866	35,441
Income Tax Provision	764	422	4,405	4,867	10,458
Net Income (Loss)	$22,433	$(16,707)	$16,258	$2,999	$24,983

Basic Earnings (Loss) Per Share	$0.17	$(0.13)	$0.12	$0.02	$0.19
Diluted Earnings (Loss) Per Share	$0.17	$(0.13)	$0.12	$0.02	$0.18

Weighted Average Number Of Ordinary Shares Outstanding:
Basic	130,434	131,067	132,097	133,272	131,713
Diluted	134,945	131,067	137,497	139,677	137,100

Alkermes plc and Subsidiaries

Guidance — GAAP to Non-GAAP Adjustments

An itemized reconciliation between projected loss per share on a GAAP basis and projected earnings per share on a non-GAAP basis is as follows:

			(Loss)/Earnings
(In millions, except per share data)	Amount	Shares	Per Share
Projected Net Loss — GAAP	$(12.5)	135	$(0.09)
Adjustments:
Non-cash net interest expense	1.0
Non-cash taxes	4.0
Depreciation expense	32.5
Amortization expense	40.0
Share-based compensation	32.5
Deferred revenue	(2.5)
Projected Non-GAAP Net Income	$95.0	140	$0.68

Projected GAAP and non-GAAP measures reflect mid-points within ranges of estimated guidance.